Exhibit 99.1

1999 Bryan Street, Suite 1200
Dallas, Texas 75201
1.214.583.8500

Press Release

FOR IMMEDIATE RELEASE	May 10, 2021

Jacobs Reports Fiscal Second Quarter Earnings
Reports Strong Q2 Results and Raises Full-Year Fiscal 2021 Outlook
ESG-Related Growth Opportunities Accelerating Across All Lines of Business
Generated Over $1.1 Billion in Cash Flow from Operations Over Last Four Quarters
PA Consulting Q2 Revenue Up 28% Year-Over-Year; Increasing FY21 Adj. EPS Expected Accretion
Expects Robust FY22 Growth Driven by National Security Priorities and Global Infrastructure

Modernization
DALLAS, TEXAS - Jacobs Engineering Group Inc. (NYSE: J) today announced its financial results for the fiscal second quarter ended April 2, 2021.
Q2 2021 Highlights:
▪Revenue of $3.5 billion1 grew 3.5% year-over-year and net revenue up 6.7% year-over-year
▪EPS from continuing operations of $0.00; reflects portion of PA investment treated as compensation per GAAP2
▪Adjusted EPS from continuing operations of $1.66, up 19% year-over-year, including 9 cents accretion from PA
▪Backlog increased $2.3 billion to $25.6 billion, up 10% year-over-year
▪Strong cash flow from operations and free cash flow of $238M and $209M, respectively
▪Increases fiscal 2021 adjusted EBITDA and adjusted EPS outlook3

Jacobs’ Chair and CEO Steve Demetriou commented, “Our strategic portfolio actions and disciplined execution are delivering continued strong financial results despite headwinds from the pandemic. Core to our strategy are our values and inclusive culture which aligns our people to a common purpose of delivering innovative solutions for our customers. This continues to be a key competitive advantage for Jacobs that will foster growth over the coming years. Our multi-year targeted investments in areas such as environmental resiliency, digitally-enabled infrastructure and space intelligence have now intersected with accelerating global demand." Demetriou continued, "Furthermore, our recent strategic investment in PA Consulting provides a platform to capture higher margin opportunities as customers transform to meet the ever-changing challenges of digital and sustainability-driven disruption.”

Jacobs’ President and CFO Kevin Berryman added, “Given our strong performance in the first half of this fiscal year and the successful closing of our investment in PA Consulting, we are raising our full-year adjusted EBITDA and adjusted EPS guidance. Regarding PA Consulting, we are excited to see strong early momentum with double-digit revenue growth year-over-year and strong profitability. I am pleased with our continued disciplined approach to operational excellence which has resulted in strong cash flow and afforded us the ability to deploy capital toward value creating opportunities. As we look beyond fiscal 2021 we see multiple secular growth drivers and efficiency gains that are expected to support double-digit profit growth across Jacobs."

Financial Outlook
The company now expects fiscal 2021 adjusted EBITDA of $1,200 million to $1,270 million and adjusted EPS of $6.00 to $6.30 from its previous outlook of adjusted EBITDA of $1,075 million to $1,155 million and adjusted EPS of $5.30 to $6.00.3

Fiscal 2021 outlook includes $0.32 to $0.34 in adjusted EPS from PA Consulting net of 35% non-controlling interest and incremental interest costs required to fund the company's investment consideration, which closed March 2, 2021.

1Reflects continuing operations as reported in accordance with GAAP.
3Reconciliation of the adjusted EPS outlook and adjusted EBITDA outlook for the full fiscal year to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation, including with respect to the costs and charges relating to transaction expenses, restructuring and integration to be incurred in fiscal 2021.

2PA Consulting

The company closed its strategic investment in PA Consulting on March 2, 2021. Per GAAP accounting rules, $267M (pre-tax and before non-controlling interest portion) of the aggregate consideration for PA Consulting is now required to be treated as post-completion compensation expense given retention related requirements applicable to the distribution of such funds to PA Consulting employees. This $267M impact relative to the announced investment consideration is reflected in Q2 GAAP SG&A and excluded from adjusted results. The total consideration for PA Consulting remains consistent at 1.4B GBP.

Of the total price consideration, $267M will now be reflected in fiscal third quarter cash flow from operations upon payment given the compensation accounting treatment noted above. See quarterly report on Form 10-Q for discussion of accounting implications of the PA Consulting transaction.

1Reflects continuing operations as reported in accordance with GAAP.
3Reconciliation of the adjusted EPS outlook and adjusted EBITDA outlook for the full fiscal year to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation, including with respect to the costs and charges relating to transaction expenses, restructuring and integration to be incurred in fiscal 2021.

Second Quarter Review

	Fiscal Q2 2021	Fiscal Q2 2020	Change
Revenue	$3.5 billion	$3.4 billion	$0.1 billion
Net Revenue	$3.0 billion	$2.8 billion	$0.2 billion
GAAP Net Loss from Continuing Operations	$0 million	($122 million)	$122 million
GAAP Loss Per Diluted Share (EPS) from Continuing Operations	$0.00	($0.92)	$0.92
Adjusted Net Earnings from Continuing Operations	$218 million	$186 million	$32 million
Adjusted EPS from Continuing Operations	$1.66	$1.39	$0.27
The company’s adjusted net earnings from continuing operations and adjusted EPS from continuing operations for the second quarter of fiscal 2021 and fiscal 2020 exclude the adjustments set forth in the table below. For additional information regarding these adjustments and a reconciliation of adjusted net earnings and adjusted EPS to net (loss) earnings and EPS, respectively, as well as a reconciliation of net revenue to revenue, refer to the section entitled “Non-GAAP Financial Measures” at the end of this release.

	Fiscal Q2 2021	Fiscal Q2 2020
GAAP Net Loss from Continuing Operations and Diluted Earnings Per Share (EPS)	$— million ($— per share)	($122 million) ($(0.92) per share)
An adjustment to add back after-tax restructuring, transaction costs and other charges ($327.0 million and $44.2 million for the fiscal 2021 and 2020 periods, respectively before income taxes), which principally includes PA Consulting one time deal related charges. Note that the PA-related costs include $267 million in pre-tax compensation costs associated with the transaction.
	$209 million ($1.59 per share)	$33 million ($0.25 per share)
Other adjustments are comprised mainly of:
 (a) add-back of amortization of intangible assets of $30.6 million and $22.1 million in the 2021 and 2020 periods, respectively,
 (b) the reclassification of revenues under the Company's Transition Services Agreement (TSA) with Worley of $2.2 million in fiscal Q2 2020,
 (c) the removal of $32.1 million and $341.0 million in fair value adjustments related to our investment in Worley stock (net of Worley stock dividend) and certain foreign currency revaluations relating to the ECR sale in the 2021 and 2020 periods, respectively,
 (d) the removal of the fair value adjustment for the Company's investment in C3.ai, Inc. ("C3") of $34.1 million in the 2021 period, and
 (e) income tax expense adjustments for the above pre-tax adjustment items.
	$10 million ($0.07 per share)	$275 million ($2.06 per share)
Adjusted Net Earnings from Continuing Operations and Adjusted EPS from Continuing Operations	$218 million ($1.66 per share)	$186 million ($1.39 per share)
(note: earnings per share amounts may not add due to rounding)
Fiscal second quarter 2021 adjusted earnings per share from continuing operations reflect an adjusted effective tax rate of 23.8%.
Jacobs is hosting a conference call at 10:00 A.M. ET on Monday May 10, 2021, which it is webcasting live at www.jacobs.com.

About Jacobs
At Jacobs, we're challenging today to reinvent tomorrow by solving the world's most critical problems for thriving cities, resilient environments, mission-critical outcomes, operational advancement, scientific discovery and cutting-edge manufacturing, turning abstract ideas into realities that transform the world for good. With $14 billion in annual revenue and a talent force of approximately 55,000, Jacobs provides a full spectrum of professional services including consulting, technical, scientific and project delivery for the government and private sectors. Visit jacobs.com and connect with Jacobs on LinkedIn, Twitter, Facebook and Instagram.

Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Statements made in this press release that are not based on historical fact are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding our expectations as to our future growth, prospects, financial outlook and business strategy for fiscal 2021 or future fiscal years and the anticipated benefits of the strategic partnership with PA Consulting, which are based, in part, on estimates and assumptions regarding the potential continued effects of the COVID-19 pandemic on our business, financial condition and results of operations. Although such statements are based on management's current estimates and expectations, and currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. Such factors include the magnitude, timing, duration and ultimate impact of the COVID-19 pandemic and any resulting economic downturn on our results, prospects and opportunities, the timeline for easing or removing “shelter-in-place”, “stay-at-home”, social distancing, travel restrictions and similar orders, measures or restrictions imposed by governments and health officials in response to the pandemic, or if such orders, measures or restrictions are re-imposed after being lifted or eased, including as a result of increases in cases of COVID-19; the development, effectiveness and distribution of vaccines or treatments for COVID-19; the timing and scope of any government stimulus programs enacted in response to the impacts of the COVID-19 pandemic, including, but not limited to, any proposed infrastructure-related stimulus programs; and the impact of such matters includes, but is not limited to, the possible reduction in demand for certain of our services and the delay or abandonment of ongoing or anticipated projects due to the financial condition of our clients and suppliers or to governmental budget constraints or changes to governmental budgetary priorities; the inability of our clients to meet their payment obligations in a timely manner or at all; potential issues and risks related to a significant portion of our employees working remotely; illness, travel restrictions and other workforce disruptions that could negatively affect our supply chain and our ability to timely and satisfactorily complete our clients’ projects; difficulties associated with hiring additional employees or replacing any furloughed employees; increased volatility in the capital markets that may affect our ability to access sources of liquidity on acceptable pricing or borrowing terms or at all; and the inability of governments in certain of the countries in which we operate to effectively mitigate the financial or other impacts of the COVID-19 pandemic on their economies and workforces and our operations therein. The foregoing factors and potential future developments are inherently uncertain, unpredictable and, in many cases, beyond our control. For a description of these and additional factors that may occur that could cause actual results to differ from our forward-looking statements see our Annual Report on Form 10-K for the year ended October 2, 2020, and in particular the discussions contained therein under Item 1 - Business; Item 1A - Risk Factors; Item 3 - Legal Proceedings; and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations, and our Quarterly Report on Form 10-Q for the quarter ended April 2, 2021, and in particular the discussions contained under Part I, Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations; Part II, Item 1 - Legal Proceedings; and Part II, Item 1A - Risk Factors, as well as the Company’s other filings with the Securities and Exchange Commission. The Company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.
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Financial Highlights:
Results of Operations (in thousands, except per-share data):

	For the Three Months Ended		For the Six Months Ended
Unaudited	April 2, 2021	March 27, 2020	April 2, 2021	March 27, 2020
Revenues	$3,547,873	$3,427,180	$6,929,708	$6,787,229
Direct cost of contracts	(2,780,860)	(2,779,045)	(5,530,636)	(5,494,522)
Gross profit	767,013	648,135	1,399,072	1,292,707
Selling, general and administrative expenses	(808,125)	(480,357)	(1,226,246)	(973,582)
Operating (Loss) Profit	(41,112)	167,778	172,826	319,125
Other Income (Expense):
Interest income	608	985	1,732	1,931
Interest expense	(15,464)	(15,154)	(32,777)	(29,971)
Miscellaneous (expense) income, net	(56,313)	(330,414)	100,047	(213,719)
Total other (expense) income, net	(71,169)	(344,583)	69,002	(241,759)
(Loss) Earnings from Continuing Operations Before Taxes	(112,281)	(176,805)	241,828	77,366
Income Tax Benefit (Expense) from Continuing Operations	20,772	61,122	(66,250)	(7,368)
Net (Loss) Earnings of the Group from Continuing Operations	(91,509)	(115,683)	175,578	69,998
Net Earnings of the Group from Discontinued Operations	11,320	29,880	11,305	107,468
Net (Loss) Earnings of the Group	(80,189)	(85,803)	186,883	177,466
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(10,158)	(6,284)	(20,184)	(12,540)
Net Loss Attributable to Redeemable Noncontrolling interests	101,392	—	101,392	—
Net (Loss) Earnings Attributable to Jacobs from Continuing Operations	(275)	(121,967)	256,786	57,458
Net Earnings (Loss) Attributable to Jacobs	$11,045	$(92,087)	$268,091	$164,926
Net Earnings Per Share:
Basic Net (Loss) Earnings from Continuing Operations Per Share	$—	$(0.92)	$1.97	$0.43
Basic Net Earnings from Discontinued Operations Per Share	$0.09	$0.23	$0.09	$0.81
Basic Earnings (Loss) Per Share	$0.08	$(0.69)	$2.06	$1.24

Diluted Net (Loss) Earnings from Continuing Operations Per Share	$—	$(0.92)	$1.96	$0.43
Diluted Net Earnings from Discontinued Operations Per Share	$0.09	$0.23	$0.09	$0.80
Diluted Earnings (Loss) Per Share	$0.08	$(0.69)	$2.04	$1.23

Segment Information (in thousands):

	Three Months Ended		Six Months Ended
Unaudited	April 2, 2021	March 27, 2020	April 2, 2021	March 27, 2020
Revenues from External Customers:
Critical Mission Solutions	$1,309,573	$1,243,378	$2,604,860	$2,425,835
People & Places Solutions	2,139,990	2,183,802	4,226,538	4,361,394
Pass Through Revenue	(576,629)	(641,393)	(1,225,306)	(1,343,147)
People & Places Solutions Net Revenue	$1,563,361	$1,542,409	$3,001,232	$3,018,247
PA Consulting	$98,310	$—	$98,310	$—
Total Revenue	$3,547,873	$3,427,180	$6,929,708	$6,787,229
Net Revenue	$2,971,244	$2,785,787	$5,704,402	$5,444,082

	Three Months Ended		Six Months Ended
	April 2, 2021	March 27, 2020	April 2, 2021	March 27, 2020
Segment Operating Profit:
Critical Mission Solutions	$113,933	$84,293	$224,002	$174,715
People & Places Solutions	202,030	189,082	398,330	367,411
PA Consulting	27,917	—	27,917	—
Total Segment Operating Profit	343,880	273,375	650,249	542,126
Other Corporate Expenses (1)	(63,327)	(61,216)	(133,667)	(127,934)
Restructuring, Transaction and Other Charges (2)	(321,665)	(44,381)	(343,756)	(95,067)
Total U.S. GAAP Operating (Loss) Profit	(41,112)	167,778	172,826	319,125
Total Other (Expense) Income, net (3)	(71,169)	(344,583)	69,002	(241,759)
Earnings from Continuing Operations Before Taxes	$(112,281)	$(176,805)	$241,828	$77,366

(1)	Other corporate expenses also include intangibles amortization of $30.6 million and $22.1 million for the three months ended April 2, 2021 and March 27, 2020, respectively, and $53.8 million and $43.9 million for the six months ended April 2, 2021 and March 27, 2020, respectively.
(2)	Included in the three and six months ended April 2, 2021 are $296.1 million and $300.2 million, respectively, of costs incurred in connection with the investment in PA Consulting, in part classified as compensation costs.
(3)	The three and six months ended April 2, 2021 include $29.7 million and $(63.5) million, respectively, in fair value adjustments related to our investment in Worley stock (net of Worley stock dividend) and certain foreign currency revaluations relating to the ECR sale, $34.1 million and $(48.6) million, respectively, in fair adjustments related to our investment in C3 stock. The six months ended April 2, 2021 also includes $(33.2) million related to impairment of our AWE Management Ltd. investment. The three and six months ended March 27, 2020 include revenues under the Company's TSA with Worley of $2.2 million and $14.2 million, respectively, $(341.0) million and $(241.9) million, respectively, in fair value adjustments related to our investment in Worley stock (net of Worley stock dividend) and certain foreign currency revaluations relating to the ECR sale, the amortization of deferred financing fees related to the CH2M acquisition of $0.1 million and $0.7 million, respectively, and the loss on settlement of the CH2M portion of the U.S. pension plan of $0 and $2.7 million, respectively.

Balance Sheet (in thousands):

Unaudited	April 2, 2021	October 2, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$893,284	$862,424
Receivables and contract assets	3,301,623	3,167,310
Prepaid expenses and other	431,606	162,355
Investment in equity securities	451,405	347,510
Total current assets	5,077,918	4,539,599
Property, Equipment and Improvements, net	360,241	319,371
Other Noncurrent Assets:
Goodwill	7,235,520	5,639,091
Intangibles, net	1,684,682	658,340
Deferred income tax assets	147,218	211,047
Operating lease right-of-use assets	654,419	576,915
Miscellaneous	402,070	409,990
Total other noncurrent assets	10,123,909	7,495,383
	$15,562,068	$12,354,353
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$53,813	$—
Accounts payable	914,408	1,061,754
Accrued liabilities	1,727,219	1,249,883
Operating lease liability	176,253	164,312
Contract liabilities	531,146	465,648
Total current liabilities	3,402,839	2,941,597
Long-term Debt	3,425,852	1,676,941
Liabilities relating to defined benefit pension and retirement plans	555,222	568,176
Deferred income tax liabilities	178,199	3,366
Long-term operating lease liability	783,982	735,202
Other deferred liabilities	585,263	573,404
Commitments and Contingencies
Redeemable Noncontrolling interests	586,965	—
Stockholders’ Equity:
Capital stock:
Preferred stock, $1 par value, authorized - 1,000,000 shares; issued and outstanding - none	—	—
Common stock, $1 par value, authorized - 240,000,000 shares; issued and outstanding - 130,172,177 shares and 129,747,783 shares as of April 2, 2021 and October 2, 2020, respectively	130,172	129,748
Additional paid-in capital	2,621,454	2,598,446
Retained earnings	4,125,452	4,020,575
Accumulated other comprehensive loss	(868,639)	(933,057)
Total Jacobs stockholders’ equity	6,008,439	5,815,712
Noncontrolling interests	35,307	39,955
Total Group stockholders’ equity	6,043,746	5,855,667
	$15,562,068	$12,354,353

Statement of Cash Flow (in thousands):

	For the Three Months Ended		For the Six Months Ended
Unaudited	April 2, 2021	March 27, 2020	April 2, 2021	March 27, 2020
Cash Flows from Operating Activities:
Net (loss) earnings attributable to the Group	$(80,189)	$(85,803)	$186,883	$177,466
Adjustments to reconcile net (loss) earnings to net cash flows provided by operations:
Depreciation and amortization:
Property, equipment and improvements	25,090	22,566	48,079	44,718
Intangible assets	30,598	22,094	53,753	43,939
Gain on sale of ECR business	(15,608)	(19,967)	(15,608)	(81,910)
Loss (gain) on investment in equity securities	75,925	375,544	(114,443)	270,225
Stock based compensation	15,136	9,557	26,977	23,835
Equity in earnings of operating ventures, net of return on capital distributions	5,194	950	6,353	235
Loss (gain) on disposals of assets, net	487	(283)	353	(247)
Impairment of equity method investment	5,295	—	33,197	—
Loss on pension and retiree medical plan changes	—	—	—	2,651
Deferred income taxes	(11,945)	(29,047)	41,063	73,440
Changes in assets and liabilities, excluding the effects of businesses acquired:
Receivables and contract assets, net of contract liabilities	40,292	(117,610)	73,542	(213,685)
Prepaid expenses and other current assets	(10,623)	(4,625)	14,521	(8,777)
Miscellaneous other assets	59,837	33,796	76,401	68,430
Accounts payable	(88,765)	(117,285)	(152,750)	(152,665)
Accrued liabilities	230,774	182,523	99,198	(53,567)
Other deferred liabilities	(38,981)	(92,946)	(22,490)	(153,508)
Other, net	(4,902)	(27,310)	(4,797)	(25,612)
Net cash provided by operating activities	237,615	152,154	350,232	14,968
Cash Flows from Investing Activities:
Additions to property and equipment	(28,287)	(39,077)	(45,053)	(61,337)
Disposals of property and equipment and other assets	427	38	427	38
Capital contributions to equity investees, net of return of capital distributions	(763)	(358)	(4,193)	(12,358)
Acquisitions of businesses, net of cash acquired	(1,568,050)	(286,534)	(1,741,062)	(286,534)
Disposal of investment in equity securities	13,027	—	13,027	—
Proceeds (payments) related to sales of businesses	36,360	(5,061)	36,360	(5,061)
Net cash used for investing activities	(1,547,286)	(330,992)	(1,740,494)	(365,252)
Cash Flows from Financing Activities:
Net proceeds from borrowings	1,687,359	1,500,755	1,782,357	1,711,371
Debt issuance costs	(2,697)	(1,807)	(2,697)	(1,807)
Proceeds from issuances of common stock	9,044	12,719	18,585	18,920
Common stock repurchases	(148)	(285,822)	(24,949)	(285,822)
Taxes paid on vested restricted stock	(308)	(407)	(25,642)	(24,742)
Cash dividends, including to noncontrolling interests	(46,162)	(37,913)	(81,880)	(63,530)
Net cash provided by financing activities	1,647,088	1,187,525	1,665,774	1,354,390
Effect of Exchange Rate Changes	(7,575)	27,980	28,918	20,705
Net Increase in Cash and Cash Equivalents and Restricted Cash	329,842	1,036,667	304,430	1,024,811
Cash and Cash Equivalents, including Restricted Cash, at the Beginning of the Period	837,012	619,212	862,424	631,068
Cash and Cash Equivalents, including Restricted Cash at the End of the Period	$1,166,854	$1,655,879	$1,166,854	$1,655,879

Backlog (in millions):

	April 2, 2021	March 27, 2020
Critical Mission Solutions	$9,779	$9,135
People & Places Solutions	15,512	14,156
PA Consulting	280	—
Total	$25,571	$23,291

Non-GAAP Financial Measures:
In this press release, the Company has included certain non-GAAP financial measures as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. The non-GAAP financial measures included in this press release are net revenue, adjusted net earnings from continuing operations, adjusted EPS from continuing operations, free cash flow and adjusted EBITDA.

Net revenue is calculated excluding pass-through revenue of the Company’s People & Places Solutions segment from the Company’s revenue from continuing operations. Adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated by (i) excluding the costs related to our 2015 restructuring activities, which included involuntary terminations, the abandonment of certain leased offices, combining operational organizations and the co-location of employees into other existing offices; and charges associated with our Europe, U.K. and Middle East region, which included write-offs on contract accounts receivable and charges for statutory redundancy and severance costs; (ii) excluding costs and other charges associated with restructuring activities implemented in connection with the acquisitions of The KeyW Holding Corporation ("KeyW"), CH2M, John Wood Group nuclear business and Buffalo Group, and the strategic investment in PA Consulting, the sale of the ECR business and other related cost reduction initiatives, which included involuntary terminations, costs associated with co-locating Jacobs, KeyW and CH2M offices, separating physical locations of ECR and continuing operations, professional services and personnel costs, costs and charges associated with the divestiture of joint venture interests to resolve potential conflicts arising from the CH2M acquisition, expenses relating to certain commitments and contingencies relating to discontinued operations of the CH2M business, charges associated with certain operations in India, which included write-offs on contract accounts receivable and other accruals, and similar costs and expenses; (iii) excluding the costs and other charges associated with the Focus 2023 transformation initiatives commenced in the fourth quarter of fiscal 2020, which included costs and charges associated with the re-scaling and repurposing of physical office space, voluntary employee separations and related expenses (the amounts referred in (i), (ii) and (iii) are collectively referred to as the “Restructuring and other charges”); (iv) excluding transaction costs and other charges incurred in connection with closing of the KeyW, CH2M, John Wood Group nuclear business and Buffalo Group acquisitions, the strategic investment in PA Consulting, and sale of the ECR business (to the extent incurred prior to the closing), including advisor fees, change in control payments, costs and expenses relating to the registration and listing of Jacobs stock issued in connection with the CH2M acquisition, certain consideration amounts for PA Consulting that were required to be treated as post-completion compensation expense given retention related requirements applicable to the coming distribution of such funds to PA Consulting employees (including the removal of the associated tax impacts) and similar transaction costs and expenses (collectively referred to as “transaction costs”); (v) adding back amortization of intangible assets; (vi) allocating to discontinued operations estimated stranded corporate costs that will be reimbursed or otherwise eliminated in connection with the sale of the ECR business; (vii) the reclassification of revenue under the Company's transition services agreement (TSA) with Worley included in other income for U.S. GAAP reporting purposes to SG&A and the exclusion of remaining unreimbursed costs associated with the TSA; (viii) allocating to discontinued operations estimated interest expense relating to long-term debt that was paid down with the proceeds of the ECR sale; (ix) the removal of fair value adjustments and dividend income related to the Company’s investments in Worley and C3 stock and certain foreign currency revaluations relating to ECR sale proceeds; (x) the exclusion of a one-time favorable adjustment in the fiscal 2019 period associated with a reduction of deferred income taxes for permanently reinvested earnings from non-U.S. subsidiaries in connection with the sale of the ECR business; (xi) excluding charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform; (xii) adding back depreciation and amortization relating to the ECR business of the Company that was ceased as a result of the application of held-for-sale accounting; (xiii) charges associated with the impairment of our investment in AWE; and (xiv) other income tax adjustments. Adjustments to derive adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated on an after-tax basis.

For fiscal 2021 outlook, the Company calculated adjusted EBITDA by adding income tax expense, depreciation expense and interest expense, and deducting interest income from adjusted net earnings from continuing operations.

Free cash flow is calculated using the reported statement of cash flows, provided from operations less additions to property and equipment.

We believe that net revenue, adjusted net earnings from continuing operations, adjusted EPS from continuing operations, adjusted EBITDA and free cash flow are useful to management, investors and other users of our financial information in evaluating the Company’s operating results and understanding the Company’s operating trends by excluding or adding back the effects of the items described above and below, the inclusion or exclusion of which can obscure underlying trends. Additionally, management uses such measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods, and believes these measures are useful for investors because they facilitate a comparison of our financial results from period to period.

The Company provides non-GAAP measures to supplement U.S. GAAP measures, as they provide additional insight into the Company’s financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, U.S. GAAP measures. In addition, other companies may define non-GAAP measures differently, which limits the ability of investors to compare non-GAAP measures of the Company to those used by our peer companies.

The following tables reconcile the components and values of U.S. GAAP net earnings from continuing operations and EPS from continuing operations to the corresponding "adjusted" amounts, revenue from continuing operations to net revenue and cash flow from operations to free cash flow. For the comparable periods presented below, such adjustments consist of amounts incurred in connection with the items described above. Amounts are shown in thousands, except for per-share data. Reconciliation of the adjusted EPS and adjusted EBITDA outlook for the full fiscal year to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation (note: earnings per share amounts may not add across due to rounding).

U.S. GAAP Reconciliation for the second quarter of fiscal 2021 and 2020

	Three Months Ended
	April 2, 2021
Unaudited	U.S. GAAP	Effects of Restructuring, Transaction and Other Charges (1)	Other Adjustments (2)	Adjusted
Revenues	$3,547,873	$—	$—	$3,547,873
Pass through revenue	—	—	(576,629)	(576,629)
Net revenue	3,547,873	—	(576,629)	2,971,244
Direct cost of contracts	(2,780,860)	194	576,629	(2,204,037)
Gross profit	767,013	194	—	767,207
Selling, general and administrative expenses	(808,125)	321,471	30,598	(456,056)
Operating (Loss) Profit	(41,112)	321,665	30,598	311,151
Total other (expense) income, net	(71,169)	5,295	63,719	(2,155)
(Loss) Earnings from Continuing Operations Before Taxes	(112,281)	326,960	94,317	308,996
Income Tax Benefit (Expense) from Continuing Operations	20,772	(11,015)	(83,298)	(73,541)
Net (Loss) Earnings of the Group from Continuing Operations	(91,509)	315,945	11,019	235,455
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(10,158)	(107,033)	(1,367)	(118,558)
Net Loss Attributable to Redeemable Noncontrolling interests	101,392	—	—	101,392
Net Earnings Attributable to Jacobs from Continuing Operations	(275)	208,912	9,652	218,289
Net Earnings Attributable to Discontinued Operations	11,320	—	—	11,320
Net Earnings attributable to Jacobs	$11,045	$208,912	$9,652	$229,609
Diluted Net Earnings from Continuing Operations Per Share	$—	$1.59	$0.07	$1.66
Diluted Net Earnings from Discontinued Operations Per Share	$0.09	$—	$—	$0.09
Diluted Earnings Per Share	$0.08	$1.59	$0.07	$1.75
Operating profit margin	(1.2)%			10.5%

         (1) Includes charges associated with various restructuring, transaction and other related activity costs associated with Company transformation and acquisition related programs, along with after-tax $292.0 million in one time PA Consulting transaction-related costs.
(2) Includes mainly (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $576.6 million, (b) the removal of amortization of intangible assets of $30.6 million, (c) the removal of $29.7 million in fair value adjustments related to our investment in Worley stock (net of Worley stock dividend) and certain foreign currency revaluations relating to the ECR sale, (d) the removal of the fair value adjustment of the Company's investment in C3 of $34.1 million and (e) income tax expense adjustments for the above pre-tax adjustment items.
(3) Because U.S. GAAP net (loss) earnings from continuing operations was a loss, the effect of antidilutive securities of 902 was excluded from the denominator in calculating diluted EPS. Because adjusted net (loss) earnings from continuing operations was income, the effective of the securities was dilutive and was included in the denominator in calculating adjusted diluted EPS.

	Three Months Ended
	March 27, 2020
Unaudited	U.S. GAAP	Effects of Restructuring, Transaction and Other Charges (1)	Other Adjustments (2)	Adjusted
Revenues	$3,427,180	$—	$—	$3,427,180
Pass through revenue	—	—	(641,393)	(641,393)
Net revenue	3,427,180	—	(641,393)	2,785,787
Direct cost of contracts	(2,779,045)	—	641,393	(2,137,652)
Gross profit	648,135	—	—	648,135
Selling, general and administrative expenses	(480,357)	44,381	24,359	(411,617)
Operating Profit	167,778	44,381	24,359	236,518
Total other (expense) income, net	(344,583)	(200)	338,797	(5,986)
(Loss) Earnings from Continuing Operations Before Taxes	(176,805)	44,181	363,156	230,532
Income Tax Benefit (Expense) from Continuing Operations	61,122	(11,349)	(87,833)	(38,060)
Net (Loss) Earnings of the Group from Continuing Operations	(115,683)	32,832	275,323	192,472
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(6,284)	—	—	(6,284)
Net (Loss) Earnings from Continuing Operations attributable to Jacobs	(121,967)	32,832	275,323	186,188
Net Earnings Attributable to Discontinued Operations	29,880	—	—	29,880
Net (Loss) Earnings attributable to Jacobs	$(92,087)	$32,832	$275,323	$216,068
Diluted Net (Loss) Earnings from Continuing Operations Per Share	$(0.92)	$0.25	$2.06	$1.39
Diluted Net Earnings from Discontinued Operations Per Share	$0.23	$—	$—	$0.22
Diluted (Loss) Earnings Per Share	$(0.69)	$0.25	$2.06	$1.62
Operating profit margin	4.9%			8.5%

(1) Includes charges associated with various restructuring, transaction and other related activity costs associated with Company transformation and acquisition related programs.
(2) Includes (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $641.4 million, (b) the removal of amortization of intangible assets of $22.1 million, (c) the reclassification of revenues under the Company's TSA with Worley of $2.2 million included in other income for U.S. GAAP reporting purposes to SG&A and the exclusion of $0.0 million in remaining unreimbursed costs associated with this agreement, (d) the removal of $341.0 million in fair value adjustments related to our investment in Worley stock (net of Worley stock dividend) and certain foreign currency revaluations relating to the ECR sale and (e) income tax expense adjustments for the above pre-tax adjustment items.
(3) Because U.S. GAAP net (loss) earnings from continuing operations was a loss, the effect of antidilutive securities of 1,032 was excluded from the denominator in calculating diluted EPS. Because adjusted net (loss) earnings from continuing operations was income, the effective of the securities was dilutive and was included in the denominator in calculating adjusted diluted EPS.

	Six Months Ended
	April 2, 2021
Unaudited	U.S. GAAP	Effects of Restructuring, Transaction and Other Charges (1)	Other Adjustments (2)	Adjusted
Revenues	$6,929,708	$—	$—	$6,929,708
Pass through revenue	—	—	(1,225,306)	(1,225,306)
Net revenue	6,929,708	—	(1,225,306)	5,704,402
Direct cost of contracts	(5,530,636)	286	1,225,306	(4,305,044)
Gross profit	1,399,072	286	—	1,399,358
Selling, general and administrative expenses	(1,226,246)	343,470	53,727	(829,049)
Operating Profit	172,826	343,756	53,727	570,309
Total other income (expense), net	69,002	37,197	(112,298)	(6,099)
Earnings from Continuing Operations Before Taxes	241,828	380,953	(58,571)	564,210
Income Tax Expense from Continuing Operations	(66,250)	(22,111)	(45,921)	(134,282)
Net Earnings of the Group from Continuing Operations	175,578	358,842	(104,492)	429,928
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(20,184)	(107,033)	(1,367)	(128,584)
Net Loss Attributable to Redeemable Noncontrolling interests	101,392	—	—	101,392
Net Earnings Attributable to Jacobs from Continuing Operations	256,786	251,809	(105,859)	402,736
Net Earnings Attributable to Discontinued Operations	11,305	—	—	11,305
Net Earnings (Loss) attributable to Jacobs	$268,091	$251,809	$(105,859)	$414,041
Diluted Net Earnings (Loss) from Continuing Operations Per Share	$1.96	$1.92	$(0.81)	$3.07
Diluted Net Earnings from Discontinued Operations Per Share	$0.09	$—	$—	$0.09
Diluted Earnings (Loss) Per Share	$2.04	$1.92	$(0.81)	$3.16
Operating profit margin	2.5%			10.0%

         (1) Includes charges associated with various restructuring, transaction and other related activity costs associated with Company transformation and acquisition related programs, impairment charges relating to our investment in AWE, along with after-tax $295.1 million in one time PA Consulting deal related costs.
(2) Includes mainly (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $1.2 billion, (b) the removal of amortization of intangible assets of $53.8 million, (c) the removal of $63.5 million in fair value adjustments related to our investment in Worley stock (net of Worley stock dividend) and certain foreign currency revaluations relating to the ECR sale, (d) the removal of the fair value adjustment of the Company's investment in C3 of $48.6 million and (e) income tax expense adjustments for the above pre-tax adjustment items.

	Six Months Ended
	March 27, 2020
Unaudited	U.S. GAAP	Effects of Restructuring, Transaction and Other Charges (1)	Other Adjustments (2)	Adjusted
Revenues	$6,787,229	$—	$—	$6,787,229
Pass through revenue	—	—	(1,343,147)	(1,343,147)
Net revenue	6,787,229	—	(1,343,147)	5,444,082
Direct cost of contracts	(5,494,522)	—	1,343,147	(4,151,375)
Gross profit	1,292,707	—	—	1,292,707
Selling, general and administrative expenses	(973,582)	95,067	58,879	(819,636)
Operating (Loss) Profit	319,125	95,067	58,879	473,071
Total other income (expense), net	(241,759)	2,799	227,691	(11,269)
Earnings from Continuing Operations Before Taxes	77,366	97,866	286,570	461,802
Income Tax Benefit (Expense) from Continuing Operations	(7,368)	(24,782)	(69,193)	(101,343)
Net Earnings of the Group from Continuing Operations	69,998	73,084	217,377	360,459
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(12,540)	—	—	(12,540)
Net Earnings from Continuing Operations attributable to Jacobs	57,458	73,084	217,377	347,919
Net Earnings (Loss) Attributable to Discontinued Operations	107,468	—	—	107,468
Net earnings attributable to Jacobs	$164,926	$73,084	$217,377	$455,387
Diluted Net Earnings from Continuing Operations Per Share	$0.43	$0.54	$1.62	$2.59
Diluted Net Earnings (Loss) from Discontinued Operations Per Share	$0.80	$—	$—	$0.80
Diluted Earnings Per Share	$1.23	$0.54	$1.62	$3.39
Operating profit margin	4.7%			8.7%

(1) Includes after-tax charges associated with various restructuring, transaction and other related activity costs associated with Company transformation and acquisition related programs.
(2) Includes (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $1.3 billion, (b) the removal of amortization of intangible assets of $43.9 million, (c) the reclassification of revenues under the Company's TSA of $14.2 million included in other income for U.S. GAAP reporting purposes to SG&A, (d) the removal of $241.9 million in fair value adjustments related to our investment in Worley stock (net of Worley stock dividend) and certain foreign currency revaluations relating to the ECR sale and (e) income tax expense adjustments for the above pre-tax adjustment items.

Reconciliation of Free Cash Flow

	Three Months Ended		Six Months Ended
	April 2, 2021	March 27, 2020	April 2, 2021	March 27, 2020
Net cash provided by (used for) operating activities	$237,615	$152,154	$350,232	$14,968
Additions to property and equipment	(28,287)	(39,077)	(45,053)	(61,337)
Free cash flow	$209,328	$113,077	$305,179	$(46,369)

Earnings Per Share:

	Three Months Ended		Six Months Ended
Unaudited	April 2, 2021	March 27, 2020	April 2, 2021	March 27, 2020
Numerator for Basic and Diluted EPS:
Net (loss) earnings attributable to Jacobs from continuing operations	$(275)	$(121,967)	$256,786	$57,458
Net earnings from continuing operations allocated to participating securities	—	—	—	(20)
Net (loss) earnings from continuing operations allocated to common stock for EPS calculation	$(275)	$(121,967)	$256,786	$57,438

Net earnings attributable to Jacobs from discontinued operations	$11,320	$29,880	$11,305	$107,468
Net earnings from discontinued operations allocated to participating securities	—	—	—	(38)
Net earnings from discontinued operations allocated to common stock for EPS calculation	$11,320	$29,880	$11,305	$107,430

Net earnings (loss) allocated to common stock for EPS calculation	$11,045	$(92,087)	$268,091	$164,868

Denominator for Basic and Diluted EPS:
Weighted average basic shares	130,262	132,556	130,115	132,879
Shares allocated to participating securities	—	(25)	—	(47)
Shares used for calculating basic EPS attributable to common stock	130,262	132,531	130,115	132,832

Effect of dilutive securities:
Stock compensation plans (1)	—	—	1,042	1,258
Shares used for calculating diluted EPS attributable to common stock	130,262	132,531	131,157	134,090

Net Earnings (Loss) Per Share:
Basic Net (Loss) Earnings from Continuing Operations Per Share	$—	$(0.92)	$1.97	$0.43
Basic Net Earnings from Discontinued Operations Per Share	$0.09	$0.23	$0.09	$0.81
Basic Earnings (Loss) Per Share	$0.08	$(0.69)	$2.06	$1.24
Diluted Net (Loss) Earnings from Continuing Operations Per Share	$—	$(0.92)	$1.96	$0.43
Diluted Net Earnings from Discontinued Operations Per Share	$0.09	$0.23	$0.09	$0.80
Diluted Earnings (Loss) Per Share	$0.08	$(0.69)	$2.04	$1.23

(1) For the three months ended April 2, 2021 and March 27, 2020, because net (loss) earnings from continuing operations allocated to common stock for EPS was a loss, the effect of antidilutive securities of 902 and 1,032, respectively, were excluded from the denominator in calculating diluted EPS.

For additional information contact:

Investors:
Jonathan Doros, 214-583-8596
jonathan.doros@jacobs.com

Media:
Marietta Hannigan, 214-920-8035
marietta.hannigan@jacobs.com

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